Exhibit (m) (4) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

EXHIBIT F

to the

Distribution Plan

Federated Hermes Absolute Return Credit Fund

Class A Shares

This Exhibit to the Distribution Plan is adopted as of the 15th day of November, 2018, by Federated Adviser Series with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05% of 1% of the average aggregate net asset value of the Class A Shares of Federated Hermes Absolute Return Credit Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of December, 2018.

FEDERATED ADVISER SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

EXHIBIT G

to the

Distribution Plan

Federated Hermes Absolute Return Credit Fund

Class C Shares

This Exhibit to the Distribution Plan is adopted as of the 15th day of November, 2018, by Federated Adviser Series with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75% of 1% of the average aggregate net asset value of the Class C Shares of Federated Hermes Absolute Return Credit Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of December, 2018.

FEDERATED ADVISER SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

EXHIBIT L

to the

Distribution Plan

Federated Hermes Unconstrained Credit Fund

Class A Shares

This Exhibit to the Distribution Plan is adopted as of the 15th day of November, 2018, by Federated Adviser Series with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05% of 1% of the average aggregate net asset value of the Class A Shares of Federated Hermes Unconstrained Credit Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of December, 2018.

FEDERATED ADVISER SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

EXHIBIT M

to the

Distribution Plan

Federated Hermes Unconstrained Credit Fund

Class C Shares

This Exhibit to the Distribution Plan is adopted as of the 15th day of November, 2018, by Federated Adviser Series with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75% of 1% of the average aggregate net asset value of the Class C Shares of Federated Hermes Unconstrained Credit Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of December, 2018.

FEDERATED ADVISER SERIES

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President